Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Columbia Banking System, Inc. and the effectiveness of Columbia Banking System, Inc.’s internal control over financial reporting dated February 28, 2014, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Seattle, Washington

April 23, 2014